EXHIBIT  99.2

Pro forma combined financial data derived from the historical consolidated financial statements of Fund.com Inc. and Eastern Services Holdings, Inc.

EASTERN SERVICES HOLDINGS, INC. and FUND.COM INC.
BALANCE SHEET
(unaudited)
As of September 30, 2007 and December 31, 2006

ASSETS	9/30/2007	12/31/2006
CURRENT ASSETS

Cash	$6,249	$43,825
Accounts Receivable	149,980	153,480
Allowance For Doubtful Accounts	(149,280)	(149,280)

Total Current Assets	6,949	48,025

PROPERTY AND EQUIPMENT

Equipment	43,177	40,591
Less: accumulated depreciation	(39,697)	(37,234)

Total Property and Equipment	3,480	3,357

TOTAL ASSETS	$10,429	$51,382

LIABILITIES AND STOCKHOLDERS CAPITAL

CURRENT LIABILITIES

Accounts payable and accrued expenses	$115,087	$110,501
Loan payable - auto	-	1,354

Total Current Liabilities	115,087	111,855

STOCKHOLDERS EQUITY

Common stock, Authorized: 500,000,000 at $0.001
par value, Issued: 1,400,000 and 1,400,000, respectively	1,400	1,400
Additional paid in capital	39,600	39,600
Retained Deficit	(145,658)	(101,473)

Total Stockholders’ Equity	(104,658)	(60,473)

TOTAL LIABILITIES AND CAPITAL	$10,429	$51,382

Pro forma Combined Financial Data

 EASTERN SERVICES HOLDINGS, INC. and FUND.COM INC.
STATEMENTS OF OPERATIONS
(unaudited)
For the nine months ending September 30, 2007 and 2006

	9/30/2007	9/30/2006

REVENUE	$10,000	$72,750

COST OF SERVICES	800	76,657

GROSS PROFIT OR (LOSS)	9,200	(3,907)

GENERAL AND ADMINISTRATIVE EXPENSES	51,802	84,040

OPERATING INCOME	(42,602)	(87,947)

INCOME TAX PROVISION	1,500	1,001

INTEREST EXPENSE	84	442

NET INCOME (LOSS)	$(44,185)	$(89,390)

Earnings (loss) per share, basic & diluted	$(0.03)	$(0.06)

Weighted average number of common shares	1,400,000	1,400,000

Pro forma Combined Financial Data

 EASTERN SERVICES HOLDINGS, INC. and FUND.COM INC.
STATEMENTS OF OPERATIONS
(unaudited)
For the three months ending September 30, 2007 and 2006

	9/30/2007	9/30/2006

REVENUE	$-	$30,250

COST OF SERVICES	-	35,780

GROSS PROFIT OR (LOSS)	-	(5,530)

GENERAL AND ADMINISTRATIVE EXPENSES	1,948	55,185

OPERATING INCOME	(1,948)	(60,715)

INCOME TAX PROVISION	-	-

INTEREST EXPENSE	-	288

NET INCOME (LOSS)	$(1,948)	$(61,003)

Pro forma Combined Financial Data

 EASTERN SERVICES HOLDINGS, INC. and FUND.COM INC.
STATEMENT OF STOCKHOLDERS EQUITY
(unaudited)
As of September 30, 2007

	SHARES OF COMMON STOCK	PAR VALUE	ADDITIONAL PAID IN CAPITAL	RETAINED DEFICIT	TOTAL CAPITAL

Balance, December 31, 2002	1,000,000	$1,000		$(3,994)	$(2,994)

Net income (loss)				(23,836)	(23,836)

Balance, December 31, 2003	1,000,000	1,000	-	(27,830)	(26,830)

Common stock subscribed during	400,000	400	39,600		40,000
December 2004 at $0.10 per share

Subscription receivable					(40,000)

Net Income (loss)				17,912	17,912

Balance, December 31, 2004	1,400,000	1,400	39,600	(9,918)	(8,918)

Subscription receivable					40,000

Net Income (Loss)				(1,280)	(1,280)

Balance, December 31, 2005	1,400,000	1,400	39,600	(11,198)	29,802

Net Income (loss)				(90,275)	(90,275)

Balance, December 31, 2006	1,400,000	1,400	39,600	(101,473)	(60,473)

Net Income (loss)				(44,185)	(44,185)

Balance, September 30, 2007	1,400,000	$1,400	$39,600	$(145,658)	$(104,658)

Pro forma Combined Financial Data

 EASTERN SERVICES HOLDINGS, INC. and FUND.COM INC.
STATEMENTS OF CASH FLOWS
(unaudited)
For the nine months ending September 30, 2007 and 2006

CASH FLOWS FROM OPERATING ACTIVITIES	9/30/2007	9/30/2006

Net income (loss)	$(44,185)	$(89,390)

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Depreciation	2,464	1,239
(Increase) Decrease in accounts receivable	3,500	-
(Increase) Decrease in advances and prepaid expenses	-	9,307
Increase (Decrease) in accounts payable	4,586	52,935
Increase (Decrease) in wages payable	-	(6,417)

Total adjustments to net income	10,550	57,064

Net cash provided by (used in) operating activities	(33,635)	(32,326)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash paid for fixed assets	(2,587)	(2,310)

Net cash flows provided by (used in) investing activities	(2,587)	(2,310)

CASH FLOWS FROM FINANCING ACTIVITIES

Cash paid on note payable - auto	(1,354)	(2,766)

Net cash provided by (used in) financing activities	(1,354)	(2,766)

CASH RECONCILIATION

Net increase (decrease) in cash	(37,576)	(37,402)
Cash - beginning balance	43,825	85,868

CASH BALANCE END OF PERIOD	$6,249	$48,466